UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

Communications Sales & Leasing, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                        Regulation FD Disclosure

At REITWeek 2015: NAREIT’s Investor Forum to be held June 9-11, 2015 at the New York Hilton Midtown in New York, New York (“REITWeek”), officers of Communications Sales & Leasing, Inc. (the “Company”) will participate in one-on-one and small group sessions with analysts and investors and will refer to a slide presentation. A copy of this presentation is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated in its entirety in this Item 7.01 disclosure by reference.

Senior management of the Company will give a presentation at REITWeek on Wednesday, June 10, 2015, at 8:00 a.m. ET. The presentation will be available to the public via audio webcast and can be accessed via a link posted under the “Investors” tab of the Company’s website, www.cslreit.com. A copy of the press release announcing the Company’s participation in REITWeek is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated in its entirety in this Item 7.01 disclosure by reference.

The information contained in this Item 7.01, including the related information set forth in the presentation attached hereto as Exhibit 99.1 and the press release attached hereto as Exhibit 99.2 and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 9.01                        Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Investor Presentation dated June 2015
99.2	Press release dated June 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2015	COMMUNICATIONS SALES & LEASING, INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Senior Vice President – General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Investor Presentation dated June 2015
99.2	Press release dated June 4, 2015